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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1
(Registration No. 333-          ) of our report dated April 18, 1997 except as
to Note 15, for which the date is May 2, 1997, on our audit of the consolidated financial statements of International Home Foods, Inc. as of December 31, 1996 and for the year ended December 31, 1996. We also consent to the reference to our Firm under the caption "Experts."

                                            Coopers & Lybrand L.L.P.

Parsippany, New Jersey
September 23, 1997